Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Robert G. Burton, Sr., the Chairman and Chief Executive Officer of Cenveo, Inc. (the ''Company''), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
(1) the Annual Report on Form 10-K of the Company for the fiscal year ended January 2, 2016 (the ''Report'') fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 26, 2016	/s/ ROBERT G. BURTON, SR.
Robert G. Burton, Sr.
Chairman and Chief Executive Officer